Exhibit	1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
*CUSIP:	21988K339
In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 12, 2007.

INTEREST ACCOUNT

Balance as of March 1, 2007	$0.00
LESS:
	Interest portion of June 12, 2007 Call Price	$358,690.28
	Scheduled Income received on securities	$0.00
	Unscheduled Income received on securities	$0.00
	Swap Termination Payment paid by call warrant holder on June 12, 2007 upon exercise of Call Warrants by 100% of the holders thereof	$522,534.72

LESS:
	Swap Termination Payment to swap counterparty	-$522,534.72
	Distribution of interest to the Holders	-$358,690.28
	Distribution to Depositor	-$0.00
	Distribution to Trustee	-$0.00
Balance as of June 12, 2007		$0.00

PRINCIPAL ACCOUNT

Balance as of March 1, 2007	$0.00
Scheduled Principal received on securities	$0.00
Principal portion of June 12, 2007 Call Price received June 12, 2007 upon exercise of Call Warrants by 100% of the holders thereof	$25,000,000.00

LESS:
	Distribution to Holders	-$0.00
	Distribution of principal to Holders on June 12, 2007	-$25,000,000.00
	Distribution of $25,000,000 principal amount of 7.45% underlying securities to Call Warrants Holder on June 12, 2007	-$0.00
Balance as of June 12, 2007		$0.00

UNDERLYING SECURITIES HELD AS OF June 12, 2007

Principal Amount	Title of Security
$0.00	Chrysler Corporation, predecessor to DaimlerChrysler Corporation 7.45% Debentures due March 1, 2027
	*CUSIP:	171196AP3

CREDIT SUPPORT HELD AS OF June 12, 2007

Notional Amount	Title of Security
$0.00	Swap Agreement Dated as of February 11, 2004 between the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.